UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements With Certain Officers.

(e) Restricted and Deferred Stock. On January 25, 2011, the Compensation Committee of the Board of Directors of Altria Group, Inc. (the “Company”) approved the grant of shares of restricted and deferred stock under the 2010 Performance Incentive Plan (which was approved by the Company’s shareholders on May 20, 2010) to the following executive officers in the amounts indicated below:

Name	Shares of Deferred Stock	Shares of Restricted Stock
Michael E. Szymanczyk	210,000	—
Martin J. Barrington	—	67,840
David R. Beran	—	74,000
Craig A. Johnson	—	51,390
Denise F. Keane	—	67,840
Howard A. Willard III	—	41,110

The restricted and deferred stock awards vest three years from the grant date. Individual award amounts were limited to the shareholder-approved maximum of one million shares as provided in the 2010 Performance Incentive Plan. Forms of restricted and deferred stock agreements are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

As a condition to eligibility to receive the 2011 restricted and deferred stock awards, each executive officer listed above as well as certain other persons who are otherwise eligible to receive such an award is required to execute a confidentiality and non-competition agreement. A form of such confidentiality and non-competition agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The terms of the confidentiality and non-competition agreement provide, among other matters, that during the term of such person’s employment and for a period of eighteen (18) months thereafter, each such person will not, directly or indirectly, (i) compete with such person’s employer, the Company, its wholly-owned subsidiaries and affiliates, (ii) solicit or hire employees of such person’s employer, the Company, its wholly-owned subsidiaries and affiliates, or (iii) solicit customers of such person’s employer, the Company, its wholly-owned subsidiaries and affiliates. The agreement additionally includes proprietary rights and confidentiality obligations.

Base Salaries. On January 25, 2011, the Compensation Committee approved the following base salaries, effective March 1, 2011, for the following executive officers in the amounts indicated below:

Name	Base Salary Amount
Michael E. Szymanczyk	$1,350,000
Martin J. Barrington	795,000
David R. Beran	835,000
Craig A. Johnson	785,000
Denise F. Keane	790,000

As reported previously, in connection with his appointment as Executive Vice President and Chief Financial Officer, effective January 1, 2011, Mr. Willard was promoted to salary band B. At that time, his base salary was adjusted to $600,000.

Annual Incentive Awards. On January 25, 2011, the Compensation Committee approved annual incentive awards for 2010, payable in cash, to the following executive officers in the amounts indicated below:

Name	Annual Incentive Award
Michael E. Szymanczyk	$3,250,000
Martin J. Barrington	1,025,000
David R. Beran	1,225,000
Craig A. Johnson	850,000
Denise F. Keane	1,000,000
Howard A. Willard III	525,000

Individual award amounts were limited to the shareholder-approved maximum of $10.0 million as provided in the 2010 Performance Incentive Plan.

Long-Term Performance Incentive Awards. On January 25, 2011, the Compensation Committee approved long-term incentive awards for the three-year cycle ended December 31, 2010, payable in cash, to the following executive officers in the amounts indicated below:

Name	Long-Term Incentive Plan Awards
Michael E. Szymanczyk	$10,752,500
Martin J. Barrington	4,749,100
David R. Beran	5,153,800
Craig A. Johnson	4,412,900
Denise F. Keane	4,724,700
Howard A. Willard III	1,545,800

These long-term incentive awards reflect a cumulative lump sum payment for performance over the three-year 2008-2010 performance period. Because the long-term incentive program is on an end-to-end three-year cycle, the last long-term incentive payments occurred in 2008.

Individual awards were limited to the shareholder-approved maximum of $24 million as provided in the 2005 Performance Incentive Plan.

Future Programs

On January 25, 2011, the Compensation Committee approved the formula that would be used to determine the maximum award amounts for 2011 annual incentive awards. The formula reflects the Company’s intention to qualify, to the extent possible, cash compensation paid to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum award amounts would be equal to 0.23 percent of the Company’s 2011 adjusted net earnings for the Chairman and Chief Executive Officer and 0.115 percent of the Company’s 2011 adjusted net earnings for each of the other covered officers. Adjusted net earnings of the Company would be defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual award amounts would be limited to the shareholder-approved maximum of $10.0 million as provided in the 2010 Performance Incentive Plan.

In addition, on January 25, 2011, the Compensation Committee approved a formula that would be used to determine the maximum award amounts for 2012 equity awards. The formula reflects the Company’s intention to qualify, to the extent possible, equity awards made to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum equity award grant value would be equal to 0.33 percent of the Company’s 2011 adjusted net earnings for the Chairman and Chief Executive Officer and 0.165 percent of the Company’s 2011 adjusted net earnings for each of the other covered officers. Adjusted net earnings of the Company would be defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual awards would be limited to the shareholder-approved maximum of one million shares as provided in the 2010 Performance Incentive Plan.

Further, on January 25, 2011, the Compensation Committee approved a formula that would be used to determine the maximum award amounts for the 2011-2013 performance cycle of the long-term performance incentive plan. The formula reflects the Company’s intention to qualify, to the extent possible, cash compensation paid to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum award amounts would be equal to 0.16 percent of the Company’s three-year (2011–2013) cumulative adjusted net earnings for the Chairman and Chief Executive Officer and 0.08 percent of the Company’s three-year (2011–2013) cumulative adjusted net earnings for each of the other covered officers. Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual award amounts are limited to the shareholder-approved maximum of $24 million for the 2011-2013 performance cycle of the long-term incentive plan as provided in the 2010 Performance Incentive Plan.

The Company will provide additional information regarding the compensation of its named executive officers in its proxy statement for the 2011 Annual Meeting of Shareholders, which will be issued in April 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Restricted Stock Agreement

10.2	Form of Deferred Stock Agreement

10.3	Form of Executive Confidentiality and Non-Competition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and
Senior Assistant General Counsel

DATE: January 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

10.2	Form of Deferred Stock Agreement

10.3	Form of Executive Confidentiality and Non-Competition Agreement